                                                                 EXHIBIT 10.16



                                 LOAN AGREEMENT

                                    BETWEEN

                                  ITRON, INC.,

                                  AS BORROWER,

                                      AND

                            BANK OF AMERICA NW, N.A.

                                      AND

                             WASHINGTON TRUST BANK,

                                  AS LENDERS,

                                      AND

                           BANK OF AMERICA NW, N.A.,

                                   AS AGENT.

                     DATED AS OF THE 1ST DAY OF JULY, 1996

                               TABLE OF CONTENTS

                                   ARTICLE 1
                                  DEFINITIONS...............................   1
         1.1     Certain Defined Terms......................................   1
         1.2     Accounting Terms...........................................   8

                                   ARTICLE 2
                                  THE CREDIT................................   8
         2.1     The Revolving Credit.......................................   8
         2.2     Manner of Borrowing........................................   9
         2.3     Repayment of Principal.....................................  10
         2.4     Interest...................................................  10
         2.5     Conversion/Continuation....................................  10
         2.6     Promissory Notes...........................................  11
         2.7     Prepayment.................................................  11
         2.8     Manner of Payments; Computations...........................  12
         2.9     Fees.......................................................  13
         2.10    Sharing of Payments, Etc...................................  13

                                   ARTICLE 3
             THE EFFECTIVE DATE; CONDITIONS PRECEDENT TO LENDING............  13
         3.1     Conditions Precedent to Effective Date.....................  13
         3.2     Conditions to All Loans and to Refinancing.................  14
         3.3     Effective Date Events......................................  15

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF BORROWER................  15
         4.1     Corporate Existence and Power..............................  15
         4.2     Corporate Authorization....................................  15
         4.3     Government Approvals, Etc..................................  16
         4.4     Binding Obligations, Etc...................................  16
         4.5     Litigation.................................................  16
         4.6     Financial Condition........................................  16
         4.7     Title and Liens............................................  17
         4.8     Taxes......................................................  17
         4.9     Other Agreements...........................................  17
         4.10    Federal Reserve Regulations................................  17
         4.11    ERISA......................................................  18
         4.12    Subsidiaries...............................................  18
         4.13    Representations as Whole...................................  19

                                   ARTICLE 5
                     AFFIRMATIVE COVENANTS OF BORROWER......................  19
         5.1     Use of Proceeds............................................  19
         5.2     Preservation of Corporate Existence, Etc...................  19
         5.3     Visitation Rights..........................................  19
         5.4     Keeping of Books and Records...............................  19
         5.5     Maintenance of Property, Etc...............................  20
         5.6     Compliance with Laws, Etc..................................  20
         5.7     Other Obligations..........................................  20
         5.8     Insurance..................................................  20
         5.9     Financial Information......................................  20
         5.10    Notification...............................................  22
         5.11    Additional Payments; Additional Acts.......................  22

         5.12    Working Capital............................................  22
         5.13    Total Liabilities to Tangible Capital Ratio................  23

                                   ARTICLE 6
                        NEGATIVE COVENANTS OF BORROWER......................  23
         6.1     Liquidation, Merger, Sale of Assets........................  23
         6.2     Indebtedness, Guaranties, Etc..............................  24
         6.3     Liens......................................................  24
         6.4     Operations.................................................  24
         6.5     Permissible Loans..........................................  24
         6.6     Contracts..................................................  25
         6.7     Securities.................................................  25
         6.8     ERISA Compliance...........................................  25
         6.9     Payments on Subordinated Debt; Prepayments
                   of Indebtedness..........................................  25

                                   ARTICLE 7
                              EVENTS OF DEFAULT.............................  26
         7.1     Events of Default..........................................  26
         7.2     Consequences of Default....................................  28

                                   ARTICLE 8
                                     AGENT..................................  28
         8.1     Authorization and Action...................................  28
         8.2     Duties and Obligations.....................................  29
         8.3     Dealings Between Agent and Borrower........................  30
         8.4     Lender Credit Decision.....................................  30
         8.5     Indemnification............................................  30
         8.6     Successor Agent............................................  30

                                   ARTICLE 9
                                 MISCELLANEOUS..............................  31
         9.1     No Waiver; Remedies Cumulative.............................  31
         9.2     Governing Law..............................................  31
         9.3     Consent to Jurisdiction; Waiver of Immunities..............  31
         9.4     Notices....................................................  31
         9.5     Assignment.................................................  31
         9.6     Severability...............................................  32
         9.7     Conditions Not Fulfilled...................................  32
         9.8     Entire Agreement; Amendment................................  32
         9.9     Conflicting Agreements.....................................  32
         9.10    Oral Agreements............................................  32


EXHIBITS:

Exhibit A -- Form of Notice of Borrowing
Exhibit B -- Form of Notice of Refinancing
Exhibit C -- Form of Revolving Note
Exhibit D -- List of Subsidiaries
Exhibit E -- Form of Subsidiary Guaranty
Exhibit 1 -- Prepayment Fee Calculation

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Agreement") is dated as of July 1, 1996, between BANK OF AMERICA NW, N.A., doing business as Seafirst Bank, and WASHINGTON TRUST BANK, as Lenders, BANK OF AMERICA NW, N.A., doing business as Seafirst Bank, as agent for Lenders ("Agent"), and ITRON, INC., as Borrower, and renews, restates, and replaces the Loan Agreement between the parties (Bank of America NW, N.A. being the successor by name change to Seattle-First National Bank effective March 1, 1996) dated April 30, 1992 (as subsequently amended, the "Prior Loan Agreement"). For mutual consideration, Lenders, Borrower, and Agent enter into this Agreement.


                                   ARTICLE 1
                                  DEFINITIONS

           1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings, which apply to both the singular and plural forms of the terms defined:

                      "Agent" means Bank of America NW, N.A. in its capacity as agent for Lenders.

                      "Applicable Interest Period" means, with respect to any Loan, the period commencing on the date such Loan was made pursuant to Section
2.2 or converted or continued pursuant to Section 2.5 and ending:

                      (a) At the end of the Commitment Period in the case of a Prime Rate Loan;

                      (b) 30, 90 or 180 days thereafter in the case of a CD Loan as specified in the Notice of Borrowing or Notice of Refinancing given by Borrower in respect of such Loan;

                      (c) one, two, three or six months thereafter in the case of a LIBOR Loan as specified in the Notice of Borrowing or Notice of Refinancing given by Borrower in respect of such Loan;

provided, however, that no Applicable Interest Period may end later than the expiration of the Commitment Period.

                      "Applicable Interest Rate" means, for each Loan (or portion of a Loan), the Prime Rate, the CD Rate, or the LIBOR Rate as designated by Borrower and specified in the Notice of Borrowing or the Notice of Refinancing given with respect to that Loan (or portion of a Loan) or as otherwise determined pursuant to Section 2.5.

                      "Assessment Rate" for any Applicable Interest Period shall mean for any date the minimum annual percentage rate established by the Federal Deposit Insurance Corporation (or any successor) for the assessment due from members of the Bank Insurance Fund (or any successor) in effect for the assessment period during which said day occurs based on deposits maintained at such members' offices located in the United States.

                      "Available Commitment" has the meaning defined in Section 2.1.

                      "Borrower" means Itron, Inc., a Washington corporation, and any Successor.

                      "Business Day" means a day, other than Saturday or Sunday, on which banks are open for business in Seattle, Washington.

                      "CD Loan" means a Loan bearing interest at the CD Rate.

                      "CD Rate" means an interest rate per annum equal to the sum of (a) the CD Spread and (b) the product arrived at by multiplying the Fixed CD Rate in effect for the Applicable Interest Period by Statutory Reserves in effect on the day as of which such Fixed CD Rate is determined for any Applicable Interest Period, plus (c) the Assessment Rate in effect on the day as of which such Fixed CD Rate is determined for any Applicable Interest Period.

           For purposes hereof, the term "CD Spread" shall be as set forth below depending upon the ratio of Total Liabilities to Tangible Capital, which ratio shall be determined by the most recently delivered quarterly financial statements of Borrower. Any change in the ratio, as reflected in a newly-delivered quarterly financial statement, causing the CD Spread to increase or decrease, shall become effective retroactively to the first day of the quarter following the quarter being reported on, and shall change the CD Spread on each CD Loan outstanding, in addition to each CD Loan subsequently created:

 Total Liabilities to Tangible Capital                             CD Spread
--------------------------------------------------------------------------------
 Greater than .50 to 1                                          1.125% per annum
--------------------------------------------------------------------------------
 Less than or equal to .50 to 1                                 1.000% per annum
--------------------------------------------------------------------------------

           For purposes hereof, the term "Fixed CD Rate" shall mean for any Applicable Interest Period that per annum rate, calculated on the basis of actual number of days elapsed over a year of 360 days, set forth as the rate in effect as of the first day of the Applicable Interest Period for a period equal to the Applicable Interest Period in the weekly statistical release H.15(519) published by the Board of Governors of the Federal Reserve System under the caption "CDs (Secondary Market)", or, if said rate is not published as of the first day of the Applicable

Interest Period, the rate for a period equal to the Applicable Interest Period appearing as of said date under the caption "Certs of Deposit" on the display designated as "Page 120" on the Telerate Service (or such other page as may replace Page 120 on such service or, if none, such other available service displaying a composite of rates offered for U.S. Dollar Certificates of Deposit as reported by the Federal Reserve System). If there is no period equal to the Applicable Interest Period on the display, the Fixed CD Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Applicable Interest Period between the two nearest neighboring periods on the display.

           For purposes hereof, "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which Agent is subject for determining the reserve requirements of Agent in respect of new negotiable time deposits in dollars of over $100,000 with maturities approximately equal to the Applicable Interest Period, such reserve requirements including, without limitation, those imposed under Regulation D of such Board of Governors. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

                      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                      "Commitment" and "Commitment Period" have the meanings defined in Section 2.

                      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

                      "Effective Date" means July 1, 1996.

                      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                      "Event of Default" has the meaning defined in Section
7.1.

                      "Government Approval" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

                      "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

                      "Indebtedness" means for any person (i) all items of indebtedness or liability (except capital, surplus, deferred credits and reserves, as such) which would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is determined, (ii) indebtedness secured by any Lien, whether or not such indebtedness shall have been assumed, (iii) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such person otherwise assures a creditor against loss, and (iv) any other obligations of such person under leases which shall have been or should be recorded as capital leases.

                      "Lenders" mean Bank of America NW, N.A., doing business as Seafirst Bank (in its separate capacity, "Seafirst") and Washington Trust Bank, and any Successors.

                      "LIBOR Loan" means any portion of a Loan bearing interest at the LIBOR Rate.

                      "LIBOR Rate" shall mean, with respect to any LIBOR Loan for any Applicable Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the LIBOR Spread and (b) the product of (i) the Euro-dollar Rate in effect for such Applicable Interest Period and (ii) Euro-dollar Reserves in effect on the first day of such Applicable Interest Period.

           For purposes hereof, the term "LIBOR Spread" shall be as set forth below depending upon the ratio of Total Liabilities to Tangible Capital, which ratio shall be determined by the most recently delivered quarterly financial statements of Borrower. Any change in the ratio, as reflected in a newly-delivered quarterly financial statement, causing the LIBOR Spread to increase or decrease, shall become effective retroactively to the first day of the quarter following the quarter being reported on, and shall change the LIBOR Spread on each LIBOR Loan outstanding, in addition to each LIBOR Loan subsequently created:

 Total Liabilities to Tangible Capital                        LIBOR Spread
------------------------------------------------------------------------------
 Greater than .50 to 1                                        1.000% per annum
------------------------------------------------------------------------------
 Less than or equal to .50 to 1                               0.875% per annum
------------------------------------------------------------------------------


           For purposes hereof, the term "Euro-dollar Rate" shall be determined on the basis of the offered rate for deposits in U.S.

Dollars for the Applicable Interest Period commencing on the first day of such Applicable Interest Period (the "Reset Date") which appears on the display designated as the "LIBO" page on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m., London time, on the day that is two Business Days preceding the Reset Date. If at least two such offered rates appear on such Reuter's screen LIBO page, the Euro-dollar Rate in respect of that Reset Date will be the arithmetic means of such offered rates. If fewer than two offered rates appear, the Euro-dollar Rate will be the British Bankers' Association interest settlement rate at 11:00 a.m., London time, on the day that is two Business Days preceding the Reset Date, as reported on page 3750 of Telerate Systems, Inc. under the U.S. dollar column. If no such rate is available, the Euro-dollar Rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks (selected by Agent) in the London interbank market at approximately 11:00 a.m., London time, on the day that is two Business Days preceding the Reset Date to prime banks in the London interbank market for the Applicable Interest Period. Agent will request the principal London office of each of the four banks to provide a quotation of its rate. The Euro-dollar Rate will be the arithmetic means of the quotations.

           For purposes hereof, the term "Euro-dollar Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any special, supplemental, marginal or emergency reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which Agent is subject, for Eurocurrency Liability (as defined in Regulation D of such Board of Governors). Euro-dollar Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                      "Lien" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest, except (i) liens for Taxes which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; (ii) liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof; and (iii) deposits or pledges under workmen's compensation, unemployment insurance, social security or other similar laws or made to secure the performance of bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business.

                      "Loan" means a loan by Lenders to Borrower pursuant to
Article 2.

                      "Loan Documents" means this Agreement, the Notes, and all amendments, modifications and renewals to those documents.

                      "Material Subsidiary" means any Subsidiary which, because of its size or the nature of its business, is material to the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole. The Subsidiaries that are Material Subsidiaries as of the Closing Date are described on Exhibit D.

                      "Note" and "Notes" have the meaning defined in Section
2.6.

                      "Notice of Borrowing" has the meaning defined in Section
2.2 and shall be in the form attached hereto as Exhibit A.

                      "Notice of Refinancing" has the meaning defined in
Section 2.5 and shall be in the form attached hereto as Exhibit B.

                      "Outsourcing Contracts" means contracts or arrangements in which Borrower, either directly or through Subsidiaries, performs meter reading and other services for a utility in return for a fixed amount over a period of time, either directly or through joint ventures with utilities and other industry participants.

                      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                      "Pension Plan" or "Plan" shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is either (a) maintained by Borrower or any member of a Controlled Group for employees of Borrower or any member of such Controlled Group, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                      "Potential Event of Default" means an act, action or event set forth in Article 7 which would constitute an Event of Default except that the notice required by Article 7 has not been given or the cure period set forth in Article 7 has not expired.

                      "Prime Rate" means an interest rate per annum equal to the higher of:

                               (A) the publicly announced prime rate charged on that day by Agent at its principal office (which prime rate is a reference rate and not necessarily the lowest rate of interest charged by Agent to its prime customers), changing as such prime rate changes, or

                               (B) the sum of 1.50% plus the "Federal Funds" rate, as quoted by Garvin Guybutler on page 5 of Telerate on such day (or if said broker or Telerate shall cease to quote or report the "Federal Funds" rate, the "Federal Funds" rate shall be as quoted by another broker and as reported on any other electronic or printed medium selected by Agent), changing as such "Federal Funds" rate changes.

                      "Prime Rate Loan" means a Loan bearing interest at the Prime Rate.

                      "Pro Rata Share" means 86% as to Bank of America NW, N.A., doing business as Seafirst Bank, and 14% as to Washington Trust Bank.

                      "Standby Commitment" has the meaning defined in Section
2.1.

                      "Subordinated Debt" means Indebtedness for borrowed money of Borrower which shall have been subordinated to the Loans and other obligations of Borrower under the Loan Documents, on terms and conditions which provide, in form satisfactory to Agent, that no payments may be made by Borrower in respect of such Indebtedness at any time when an Event of Default or Potential Event of Default shall have occurred and be continuing.

                      "Subsidiary" means any corporation of which a majority (by number of shares or by number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly by Borrower or one or more subsidiaries.

                      "Successor" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

                      "Tangible Capital" has the meaning defined in Section
5.13.

                      "Total Liabilities" has the meaning defined in Section
5.13.

                      "Unfunded Vested Liabilities" means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

           1.2 Accounting Terms. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied.


                                   ARTICLE 2
                                   THE CREDIT

           2.1 The Revolving Credit. Each Lender severally agrees on the terms and conditions of this Agreement to make revolving loans to Borrower (the "Loans") from time to time on Business Days during the period beginning on the Effective Date and ending on May 31, 1997 (the "Commitment Period"), provided that after giving effect to any such Loan the aggregate unpaid principal amount of all such Loans made by such Lender shall not exceed at any time such Lender's Pro Rata Share of the sum of the "Available Commitment" plus the "Standby Commitment" as set forth below (the "Commitment"):

      Time Period                                    Available Commitment      Standby Commitment
      -----------                                    --------------------      ------------------
      Effective Date through 9/29/96                 $20,000,000               $30,000,000

      9/30/96 through 12/30/96                       $30,000,000               $20,000,000

      After 12/30/96                                 $50,000,000               $0


If at any time any portion of the Standby Commitment is used as a Loan, the "Available Commitment" shall be permanently increased by, and the "Standby Commitment" shall be permanently reduced by, the dollar amount of each such Loan, for each time period specified above. The Loans described in this
Section 2.1 constitute a revolving credit and, subject to the terms and conditions hereof, within the amount and time specified Borrower may pay, prepay and reborrow. Each Loan requested by Borrower under this Section 2.1 shall be in an amount (for both Lenders combined) of not less than $250,000 if such Loan or advance is a Prime Rate Loan and not less than $500,000 if such Loan is a CD Loan or a LIBOR Loan.

           2.2 Manner of Borrowing. Borrower shall give Agent at least same Business Day's written notice (by telecopy or otherwise) of each intended borrowing of a Prime Rate Loan, and at least one (1) Business Day's written notice (by telecopy or otherwise) of each intended borrowing of a CD Loan, and at least two (2) Business Day's written notice (by telecopy or otherwise) of each intended borrowing of a LIBOR Loan. Each such notice (herein a "Notice of Borrowing") shall be in the form of Exhibit A and shall specify the date of the intended borrowing, and the initial Applicable Interest Rate and Applicable Interest Period selected by Borrower in respect of the anticipated Loan. Each Notice of Borrowing shall be effective upon receipt, except that notices received by Agent after 11:00 a.m., Seattle time, on a Business Day shall be deemed to be received on the immediately succeeding Business Day. All such notices shall be irrevocable and shall constitute a representation and warranty by Borrower that as of the date of the notice the statements set forth in
Article 4 hereof are true and correct and that no Event of Default or Potential Event of Default shall have occurred and be continuing. on receipt of such Notice of Borrowing, Agent shall promptly (on the same day, if possible) notify each Lender by telephone (confirmed promptly by telex or telecopy), telex or telecopy of the information set forth in the Notice of Borrowing. Each Lender shall before 2:00 p.m. Seattle time on the specified date of borrowing pay such Lender's pro rata share of the requested borrowing in Seattle clearinghouse funds to Agent at its Commercial Loan Service Center. Upon fulfillment to Agent's satisfaction of the applicable conditions set forth in Article 3, and after receipt by Agent of such funds, Agent will make such funds available to Borrower. The initial Loan will be in an amount equal to or greater than the amount necessary to repay all amounts then outstanding under the Prior Loan Agreement and shall be used to repay all amounts then outstanding under the Prior Loan Agreement. If the initial Loan is greater than the amount necessary to repay all amounts then outstanding under the Prior Loan Agreement, the excess amount after repayment shall be disbursed to the ordinary checking account maintained by Borrower at Agent's Commercial Accounts Service Center. All future Loans shall be disbursed to the ordinary checking account maintained by Borrower at Agent's Commercial Accounts Service Center.

           Each Lender may, at its option, fund its own Commitment hereunder notwithstanding any default by the other Lender in advancing its Commitment. In such event, Agent shall thereafter take such disproportionate funding into account in allocating principal and interest repayments to Lenders. The foregoing right of a Lender to advance funds in spite of the other Lender's default shall not prejudice or limit in any respect the rights of such Lender or Borrower against the defaulting Lender.

           2.3 Repayment of Principal. Borrower shall repay to Lender the principal amount of the Loans on or before the last day of the Commitment Period.

           2.4        Interest.

                      (a) Borrower agrees to pay interest on the unpaid principal amount of each Loan from the date of the Loan until the end of the Commitment Period at the Applicable Interest Rate and thereafter at a rate which is three (3) percentage points per annum above the Prime Rate (changing as the Prime Rate changes). Accrued but unpaid interest on each Loan shall be paid (i) as to Prime Rate Loans, on the first day of each calendar month for the period ending on the last day of the preceding calendar month, and (ii) as to CD Loans and LIBOR Loans, on the last day of the Applicable Interest Period and, for Applicable Interest Periods longer than three months, also on the day three months after the first day of the Applicable Interest Period. Notwithstanding the foregoing, accrued interest on any Loan shall be payable on demand after the occurrence of an Event of Default.

                      (b) In the event, and on each occasion, that Agent shall have determined (which determination shall be conclusive and binding) that the CD Rate or LIBOR Rate cannot be ascertained for any reason (including, without limitation, the inability or failure of Agent to obtain sufficient bids in accordance with the terms of the definition of the CD Rate or LIBOR Rate) or Agent shall determine that due to a change in the financial markets not specifically related to the unique funding capabilities of either Lender the CD Rate or LIBOR Rate will not adequately and fairly reflect the cost to Lenders of making or maintaining the principal amount of a CD Loan or LIBOR Loan during the Applicable Interest Period for such CD Loan or LIBOR Loan, Lender shall, as soon as practicable thereafter, give notice of such determination to Borrower and any request for a CD Loan or LIBOR Loan pursuant to Section 2.2 or for conversion to or continuation of a CD Loan or LIBOR Loan pursuant to Section
2.5 shall be deemed to be a request for a Prime Rate Loan.

           2.5        Conversion/Continuation.

                      (a) Subject to the limitations as to amount and time set forth in the definitions of "Applicable Interest Rate" and "Applicable Interest Period," Borrower shall have the option (i) to convert all or a portion of any LIBOR Loan, CD Loan, or Prime Loan to a Loan bearing interest at a different permissible reference rate, or (ii) at the expiration of the Applicable Interest Period for a CD Loan or a LIBOR Loan, to continue such Loan as a CD Loan or LIBOR Loan for a new Applicable Interest Period; provided, however, (x) no outstanding Loan may be continued as, or be converted into, a CD Loan or a LIBOR Loan when any Potential Event of Default or Event of Default has occurred and is continuing and (y) a CD Loan or a LIBOR Loan may only be converted at the conclusion of an Applicable Interest Period.

                      (b) At any time Borrower wishes to cause a conversion or continuation of a Loan pursuant to Paragraph (a) above, Borrower shall deliver (by telecopy or otherwise) a written notice of refinancing (herein a "Notice of Refinancing") in the form of Exhibit B hereto to Agent no later than 11:00 a.m., Seattle time, on a Business Day at least as far in advance of such desired conversion or continuation as would be required if the Loan as converted or continued were being originally made pursuant to Section
2.2. The Notice of Refinancing shall specify: (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion or continuation, and (iv) in the case of a conversion to, or continuation of, a CD Loan or a LIBOR Loan, the new Applicable Interest Period. A Notice of Refinancing shall be irrevocable and Borrower shall be bound to convert or continue in accordance therewith.

                      (c) In the event that at the conclusion of an Applicable Interest Period for a CD Loan or a LIBOR Loan, Borrower has not furnished a Notice of Refinancing complying with the terms of this Agreement or, if at such time, Borrower is not entitled to convert a Loan to, or continue it as, a CD Loan or a LIBOR Loan, such Loan shall as of the last day of the expiring Applicable Interest Period be deemed to have been converted to a Prime Rate Loan.

           2.6 Promissory Notes. Borrower shall execute and deliver to each Lender on or prior to the Effective Date, a promissory note (for each Lender, the "Note", and, collectively, the "Notes") in the principal amount of such Lender's commitment and otherwise substantially in the form of Exhibit C hereto.

           2.7        Prepayment.

                      (a) Any portion of the principal of a Loan may be paid prior to its maturity (herein a "prepayment"). Any prepayment of principal shall be accompanied by all accrued but unpaid interest on the principal amount prepaid. Absent a designation by Borrower and in any event during the continuance of an Event of Default, prepayments shall be applied to such Loans as shall be designated by Agent, in its sole discretion.

                      (b) No fee shall be assessed in connection with the prepayment of a Prime Rate Loan. If a CD Loan or a LIBOR Loan is paid prior to the end of the Applicable Interest Period, Borrower shall pay a premium on the date of such payment in an amount determined pursuant to Exhibit 1 hereto.
Such premiums shall apply in all circumstances where principal on a LIBOR Loan or a CD Loan is paid prior to the end of the Applicable Interest

Period, regardless of whether such payment is voluntary or mandatory or the result of Agent's collection efforts.

           2.8        Manner of Payments; Computations.

                      (a) Borrower shall have on deposit on the day of any scheduled payments hereunder sufficient funds in Borrower's Seafirst checking account no. 67130-500 to make such scheduled payments of principal, interest and/or fees on the Loans and Commitments as those amounts become due for payment hereunder and under the related documents. Agent shall give Borrower written notice of the expected amount of interest on CD Loans or LIBOR Loans at least five Business Days prior to the date of each scheduled payment thereof, but will give same-day fax notice of the expected amount of interest payments on Prime Rate Loans. All scheduled payments of principal, interest and/or fees due hereunder by Borrower to Lender shall be made by charging such amounts against Borrower's aforesaid checking account after 11:00 a.m., Seattle time, on the day on which such payments shall become due. All other amounts payable hereunder by Borrower to Agent or Lenders shall be made by paying the same in United States Dollars and in immediately available funds to Agent at its Commercial Loan Service Center not later than 2:00 p.m., Seattle time, on the date on which such payment shall become due.

                      (b) In addition to the scheduled payment withdrawal authorization set out in paragraph (a) above, Borrower hereby authorizes Agent and each Lender, if and to the extent any payment is not promptly made pursuant to this Agreement or any Note and an Event of Default exists, to charge from time to time against any or all of the accounts of Borrower with Agent or Lenders any amount due hereunder or under any Note.

                      (c) All computations of fees and of Prime Rate Loan interest shall be made on the basis of a year of 365 or 366 days and all computations of interest on CD Loans and LIBOR Loans shall be made on the basis of a year of 360 days, in either case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

                      (d) Whenever any payment hereunder or under any Note shall be stated to be due or whenever the last day of any Applicable Interest Period would otherwise occur on a day other than a Business Day, such payment shall be made and the last day of such Applicable Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be; provided, however, in the case of an interest payment due at the end of an Applicable Interest Period on a LIBOR Loan, if such next succeeding Business Day is the first Business Day of a calendar month, such interest payment shall be made on the next preceding Business Day.

           2.9 Fees. Borrower agrees to pay to each Lender a commitment fee computed quarterly in arrears, as follows, to be paid fifteen days after the end of each quarter (and fifteen days after the expiration of the Commitment Period, if such expiration should occur on a day other than the end of a quarter):

                      (a) 0.18% per annum on the average daily unused amount of such Lender's Pro Rata Share of the Available Commitment during the preceding quarter; plus

                      (b) 0.10% per annum on the average daily unused amount of such Lender's Pro Rata Share of the Standby Commitment during the preceding quarter; plus

                      (c) 0.08% per annum of such Lender's Pro Rata Share of the principal portion, if any, of the Standby Commitment which converted to "Available Commitment" pursuant to the last paragraph of Section 2.1, calculated retroactively for the 90 days preceding the date upon which such portion of the Standby Commitment was advanced as a Loan to Borrower (but calculated no farther backwards than the Effective Date).

           2.10 Sharing of Payments, Etc. If any Lender shall obtain any payment from Borrower (whether voluntary or involuntary through the exercise of any right of setoff or otherwise) in excess of its Pro Rata Share of all payments due Lenders hereunder, such Lender shall hold such excess payment in trust for Agent and shall forthwith remit the same to Agent for distribution to Lenders in accordance with their Pro Rata Shares.


                                   ARTICLE 3
              THE EFFECTIVE DATE; CONDITIONS PRECEDENT TO LENDING

           3.1 Conditions Precedent to Effective Date. In addition to the conditions set forth in Sections 3.2 and 3.3, the obligation of Lenders to make the initial Loan is subject to fulfillment of the following conditions on or prior to the Effective Date:

                      (a) Loan Documents. Each Lender shall have received all of the following Loan Documents, each duly executed and delivered by the respective parties thereto, and satisfactory to each Lender in form and substance:

                               (i)          this Agreement;

                               (ii)         the Notes; and

                               (iii)        Certificate signed by the chief
executive officer, chief financial officer or other principal financial officer of Borrower, certifying compliance as of the Effective Date with Sections 3.2(b) and (c) hereof.

                      (b) Corporate Certificates. Agent shall have received all of the following, each satisfactory to Lenders in form and substance:

                               (i)          Certified copies of the articles of
incorporation and bylaws of Borrower;

                               (ii)         Certificate of good standing issued
by the Secretary of the State of Washington with respect to Borrower;

                               (iii)        Certified copy of resolution
adopted by the board of directors of Borrower authorizing the execution, delivery and performance by Borrower of this Agreement and the Notes;

                               (iv)         Incumbency certificates describing
the office and identifying the specimen signatures of the individuals signing the Loan Documents on behalf of Borrower.

                      (c) Other Information. Agent shall have received such other statements, opinions, certificates, documents and information with respect to the matters contemplated by this Agreement as it may reasonably request.

           3.2 Conditions to All Loans and to Refinancing. The obligation of Lenders to fund any Loans hereunder, including the initial Loan or to permit any refinancing pursuant to Section 2.5, is subject to fulfillment of the following conditions:

                      (a) Notice of Borrowing or Refinancing. Agent shall have received the Notice of Borrowing or Notice of Refinancing, as the case may be, in respect of such Loan.

                      (b) No Default. At the date of the Loan or the refinancing, no Potential Event of Default or Event of Default shall have occurred and be continuing or will occur as a result of the making of the Loans; and the representations of Borrower in Article 4 shall be true on and as of such date with the same force and effect as if made on and as of such date.

                      (c) Compliance with Quarterly Financial Covenants. At the end of the last calendar quarter preceding such Loan or refinancing, Borrower and its consolidated Subsidiaries were in compliance with Sections
5.12 and 5.13 (applying such covenants as if the Loans being requested were outstanding as of the end of such calendar quarter) and, since the end of such calendar quarter, neither Borrower nor any consolidated Subsidiary has redeemed any equity or repaid any Subordinated Debt which, if they had occurred immediately prior to the end of the calendar quarter, would have resulted in a violation of Sections 5.12 or 5.13 (if there had then been Loans outstanding).

                      (d) Conditions to the Effective Date. All conditions to the Effective Date shall have been satisfied.

           3.3 Effective Date Events. On the Effective Date, subject to satisfaction of the conditions set forth in Section 3.1 and 3.2, the following events will occur:

                      (a)      Return of Prior Notes.  Upon satisfaction of
Section 3.3(b), Lenders shall mark the promissory notes that were issued under the Prior Loan Agreement "CANCELLED" and shall return same to Borrower (the "Prior Notes").

                      (b) Payment of Prior Loan Agreement Advances. All accrued but unpaid interest and outstanding principal balances plus payment of any accrued fees under the Prior Notes shall be paid in full.

                      (c) Termination of Prior Loan Agreement. The Prior Loan Agreement and the Prior Notes shall be deemed terminated and shall be of no further force or effect.


                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF BORROWER

           Borrower represents and warrants to each Lender as follows:

           4.1 Corporate Existence and Power. Borrower and each Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Borrower and each Subsidiary are duly qualified to do business in each other jurisdiction where the nature of their respective activities or the ownership of their respective properties requires such qualification, except to the extent that failure to be so qualified does not have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole. Borrower and each Subsidiary have full corporate power, authority and legal right to carry on their business as presently conducted, and to own and operate their properties and assets. Borrower has full corporate power, authority and legal right to execute, deliver and perform all Loan Documents to which it is a party.

           4.2 Corporate Authorization. The execution, delivery and performance by Borrower of the Loan Documents and any borrowing hereunder and thereunder (i) have been duly authorized by all necessary corporate action of Borrower, (ii) do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Borrower or any subsidiary except such as have been obtained (certified copies thereof having been delivered to Agent), (iii) do not contravene any law, regulation, rule or order binding on Borrower or any subsidiary or its Articles of Incorporation or Bylaws, and (iv) do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary or any of their properties may be bound or affected, except for a contravention or default by a Subsidiary that would not have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole.

           4.3 Government Approvals, Etc. No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Borrower of any Loan Document to which it is a party or in connection with any of the transactions contemplated hereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to Agent).

           4.4 Binding Obligations, Etc. The Loan Documents have been duly executed and delivered by Borrower, and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

           4.5 Litigation. There are no actions, proceedings, investigations, or claims against or affecting Borrower or any Subsidiary now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of Borrower has any thereof been threatened nor does any basis exist therefor) which has a reasonable likelihood of being determined adversely to Borrower or any Subsidiary and which, if so determined, would be likely to have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole, or to result in a judgment or order against Borrower or any Subsidiary (in excess of insurance coverage) for more than $250,000 in any one case or $500,000 in the aggregate, except as reflected in the financial statements referred to in
Section 4.6.

           4.6 Financial Condition. The consolidated balance sheet of Borrower and its consolidated Subsidiaries as at December 31, 1995, and the related consolidated statements of income and cash flows of Borrower and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of Borrower and its consolidated Subsidiaries as at such date and the results of operations of Borrower and its consolidated Subsidiaries for the period then ended, all in accordance with generally accepted accounting principles consistently applied. Borrower and its consolidated Subsidiaries did not have on such date any contingent liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in that balance sheet and in the notes to those financial statements. Since that date, there has been no material adverse change in the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole.

           4.7 Title and Liens. Borrower and its Material Subsidiaries have good and marketable title to each of the properties and assets reflected in the balance sheet referred to in Section 4.6 (except such as are held under leases or have been since sold or otherwise disposed of in the ordinary course of business). No assets or revenues of Borrower or its Material Subsidiaries are subject to any Lien except as permitted under Section 6.3. All properties of Borrower and its Subsidiaries and their use thereof comply with applicable zoning and use restrictions and with applicable laws and regulations relating to the environment, except for violations that do not have a material adverse effect upon the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole.

           4.8 Taxes. Borrower and its Material Subsidiaries have filed all tax returns and reports required of them, have paid all taxes which are due and payable or as to which there is no good faith contest or dispute as to the amount or validity of the assessment against Borrower and its Material Subsidiaries, and have provided adequate reserves for payment of any tax whose payment is being contested. All Subsidiaries that are not Material Subsidiaries have filed all tax returns and reports required of them, have paid all taxes which are due and payable or as to which there is no good faith contest or dispute as to the amount or validity of the assessment, and have provided adequate reserves for payment of any tax where payment is being contested, except in respect of taxes in an aggregate amount equal to or less than Ten Thousand Dollars ($10,000). The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of taxes for all fiscal periods to date are accurate. There are no questions or disputes between Borrower or any Subsidiary and any Governmental Authority with respect to any taxes except as disclosed in the balance sheet referred to in Section 4.6 or otherwise previously disclosed to both Lenders in writing.

           4.9 Other Agreements. Neither Borrower nor any subsidiary is in breach of or default under any material agreement to which it is a party or which is binding on it or any of its assets, the breach of which agreement would have a material adverse effect upon the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole.

           4.10 Federal Reserve Regulations. Neither Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. Borrower will furnish on request to Agent a statement conforming with the requirements of Regulation U.

           4.11       ERISA.

                      (a) The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of the Pension Plans allocable to such vested benefits by an amount which would represent a potential material liability of Borrower and its Material Subsidiaries or affect materially the ability of Borrower to perform its obligations under the Loan Documents.

                      (b) No Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section 502 or Section 2003(a) of ERISA.

                      (c) No Pension Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as that term is defined in Section 4043 of ERISA) since the effective date of ERISA.

                      (d) No Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

                      (e) Neither Borrower nor any Material Subsidiary is now, nor has it been, a party to or had any employees who are covered by any multi-employer pension or benefit plan.

                      (f) The required allocations and contributions to Pension Plans will not violate Section 415 of the Internal Revenue Code.

           4.12 Subsidiaries. In respect of Subsidiaries, Exhibit D to this Agreement sets forth as of the date of this Agreement the authorized capitalization of each Material Subsidiary, the number of shares of each class of capital stock issued and outstanding of each Material Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by Borrower or by any Material Subsidiary, and describes the Material Subsidiaries as of the Closing Date. Exhibit D sets forth the name and address of each Subsidiary and the percentage of outstanding shares owned by Borrower. Borrower will promptly notify Lender in writing of any change in the identity of the Material Subsidiaries, which will be subject to Lenders' approval. The outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Borrower and each Subsidiary owns beneficially and of record and has good title to all the shares it is listed as owning on Exhibit D, free and clear of any Lien.

           4.13 Representations as a Whole. This Agreement, the financial statements referred to in Section 4.6, and all other instruments, documents, certificates and statements furnished to the Lender by Borrower, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE 5
                       AFFIRMATIVE COVENANTS OF BORROWER

           So long as Lenders shall have any Commitment hereunder and until payment in full of each Loan and Note and performance of all other obligations of Borrower under the Loan Documents, Borrower agrees that all of the following shall be done unless each Lender shall otherwise consent in writing:

           5.1 Use of Proceeds. Borrower will use the proceeds of the Loan exclusively for general corporate purposes subject to the provisions of this Agreement.

           5.2 Preservation of Corporate Existence, Etc. Borrower will cause to be done all things necessary to preserve and maintain the corporate existence, franchises and privileges of Borrower in Washington, and all other Material Subsidiaries in their respective jurisdictions of incorporation. Borrower will qualify, and thereafter remain qualified, and will cause each Material Subsidiary to qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary or advisable in view of Borrower's or such Material Subsidiary's business and operations or the ownership of its properties.

           5.3 Visitation Rights. At any reasonable time, and from time to time, upon reasonable notice, Borrower will permit Lenders to examine and make copies of and abstracts from the records and books of account of and to visit the properties of Borrower and its Material Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Material subsidiaries with its chief executive officer, chief financial officer or other principal financial officer, if any.

           5.4 Keeping of Books and Records. Borrower will keep and will cause its Subsidiaries to keep adequate records and books of account in which complete entries will be made, in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of Borrower and its Subsidiaries.

           5.5 Maintenance of Property, Etc. Borrower will maintain and preserve and will cause its Subsidiaries to maintain and preserve all of their properties in good working order and condition, ordinary wear and tear excepted, and Borrower will, and will cause its Subsidiaries to from time to time make all needed repairs, renewals or replacements so that the efficiency of such properties shall be fully maintained and preserved, provided that Borrower shall not be required to comply with this Section 5.5 if failure to comply would not be likely to have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole.

           5.6 Compliance with Laws, Etc. Borrower will comply and will cause each Subsidiary to comply in all material respects with all laws, regulations, rules, and orders of Governmental Authorities applicable to Borrower and its subsidiaries or to their operations or property, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof.

           5.7 Other Obligations. Borrower will and will cause each Subsidiary to pay and discharge before the same shall become delinquent all Indebtedness, all taxes and all other obligations for which Borrower or its Subsidiaries are liable or to which their income or property is subject (except to the extent that failure to pay such other obligations would not be likely to have a material adverse effect upon the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole), and all claims for labor and materials or supplies which, if unpaid, might become by law a lien upon assets of Borrower or its Subsidiaries, except any thereof whose validity or amount is being contested in good faith by Borrower or its Subsidiaries in appropriate proceedings with provision having been made to the reasonable satisfaction of Agent for the payment thereof in the event the contest is determined adversely to Borrower or its Subsidiaries.

           5.8 Insurance. Borrower will keep and will cause its Material Subsidiaries to keep in force upon all of their properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry and reasonably satisfactory to Agent. Borrower will on request furnish to Agent certificates of insurance or duplicate policies evidencing such coverage.

           5.9 Financial Information. Borrower will deliver to Agent and to each Lender:

                      (a) As soon as available and in any event within 100 days after the end of each fiscal year of Borrower, the consolidated balance sheet of Borrower and its consolidated Subsidiaries as of the end of such fiscal year, the related consolidated statements of income, the related consolidated statements of cash flows, and the related consolidated statements of shareholders' equity of Borrower and its consolidated Subsidiaries for such year, setting forth in comparative form the corresponding consolidated figures for the appropriate periods in the preceding fiscal year, accompanied by an audit report of the consolidated balance sheet, statements of income and cash flows and statement of shareholders' equity of Borrower and its consolidated Subsidiaries for such year by independent certified public accountants selected by Borrower (which reports shall be prepared in accordance with generally accepted accounting principles consistently applied and shall not be qualified by reason of restricted or limited examination of any material portion of Borrower's and the Subsidiaries' records and shall contain no disclaimer of opinion or adverse opinion except such as Lenders in their sole discretion determine to be immaterial);

                      (b) As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of Borrower each fiscal year, the internally prepared unaudited consolidated balance sheet and the related consolidated statements of income and cash flows of Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter (and for the period from the beginning of the fiscal year to the end of such fiscal quarter), setting forth in comparative form the corresponding consolidated figures for the appropriate periods in the preceding fiscal year, accompanied by a certificate of the chief executive officer, chief financial officer or other principal financial officer of Borrower that such unaudited consolidated balance sheet and statement of income and cash flows have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly the financial position and the results of operations of Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and that since the fiscal year-end report referred to in clause (a) there has been no material adverse change in the financial condition or operations of Borrower and its consolidated Subsidiaries as shown on the consolidated balance sheet as of said date;

                      (c) Within 100 days after the close of each fiscal year of Borrower, and within 50 days after the end of each fiscal quarter, a certificate signed by the chief executive officer, chief financial officer, or other principal financial officer of Borrower stating that as of the close of such fiscal year or fiscal quarter, as applicable, no Potential Event of Default or Event of Default has occurred and is continuing;

                      (d) All other statements, reports and other information as either Lender may reasonably request concerning the financial condition and business affairs of Borrower and its subsidiaries; and

                      (e) As soon as required to be filed, all 10Ks, 10Qs, 8Ks, annual reports, quarterly reports, and other filings or submittals made to shareholders or to the Securities and Exchange Commission.

           5.10 Notification. Promptly after learning thereof, Borrower will notify Agent of (a) the details of any action, proceeding, investigation or claim against or affecting Borrower or any Subsidiary instituted before any court, arbitrator or Governmental Authority or, to Borrower's knowledge threatened to be instituted, which, if determined adversely to Borrower or any Subsidiary would be likely to have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole or to result in a judgment or order against Borrower or any Subsidiary (in excess of insurance coverage) for more than $250,000 or, when combined with all other pending or threatened claims, more than $500,000; (b) any substantial dispute between Borrower or any Subsidiary and any Governmental Authority which, if determined adversely to Borrower or any Subsidiary would be likely to have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole; (c) any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of Borrower; (d) if Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(1), (2), (5) or (6) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in subsection (c)(2) of Section 4043 of ERISA and Borrower obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; and (e) the occurrence of any Potential Event of Default or Event of Default.

           5.11 Additional Payments; Additional Acts. From time to time, Borrower will (a) pay or reimburse Agent and Lenders on request for all reasonable expenses, including legal fees, actually incurred by Agent or Lenders in connection with the preparation of the Loan Documents or the making of any Loan or the administration of the transactions described in the Loan Documents or the enforcement by judicial proceedings or otherwise of any of the rights of Lenders under the Loan Documents; (b) obtain and promptly furnish to Agent evidence of all such Government Approvals as may be required to enable Borrower to comply with its obligations under the Loan Documents; and (c) execute and deliver all such instruments and perform all such other acts as Agent may reasonably request to carry out the transactions contemplated by this Agreement.

           5.12 Working Capital. If there are Loans then outstanding, Borrower and its consolidated Subsidiaries shall have, at the end of each calendar month, a ratio of current assets to current liabilities of at least
1.25 to 1. For purposes of this section, (a) current assets shall not include
(i) any deferred assets other than prepaid items such as insurance, taxes, or other similar items or those deferred against a current contract, or
(ii) any accounts receivable, loans or other amounts due from corporations, joint ventures, partnerships and other entities which are Subsidiaries or otherwise affiliated with Borrower, other than accounts receivable generated from the sale of Borrower's products in arm's length transactions with such corporations, joint ventures, partnerships and other entities and occurring in the ordinary course of Borrower's business, and (b) current liabilities shall include all outstanding Loans, together with accrued but unpaid interest thereon but shall not include any portion of Subordinated Debt.

           5.13 Total Liabilities to Tangible Capital Ratio. If there are Loans then outstanding, Borrower and its consolidated Subsidiaries shall have, at the end of each calendar month, a ratio of Total Liabilities to Tangible Capital of no more than 1.00 to 1, and a Tangible Capital of not less than $90,000,000. "Total Liabilities" means all the liabilities of Borrower and its consolidated Subsidiaries as reported on the consolidated balance sheet of Borrower and such Subsidiaries under generally accepted accounting principles, plus guaranties permitted under Section 6.2 (but excluding performance bond obligations which are permitted under Section 6.2), minus Subordinated Debt. "Tangible Capital" means the difference between (a) the sum of (i) shareholders' equity in Borrower and its consolidated subsidiaries as of such date of determination (such figure to reflect a deduction for all loans and advances to Borrower's and its Subsidiaries' officers and employees for purchase of Borrower's and its Subsidiaries' stock, as applicable), plus (ii) to the extent not included in such shareholders' equity, Subordinated Debt and
(b) the sum of (i) all assets which should be classified as intangible assets, such as goodwill, patents, trademarks, copyrights, franchises, unamortized debt discount, research and development costs and deferred charges (unless deferred against a current contract), (ii) capitalized software costs, and (iii) "other assets" as presently reported on Borrower's balance sheet as non-current assets, other than (i.e., excluding) long-term accounts receivable from utility customers under Outsourcing Contracts.


                                   ARTICLE 6
                         NEGATIVE COVENANTS OF BORROWER

           So long as Lenders shall have any Commitment hereunder and until payment in full of each Loan and Note and performance of all other obligations of Borrower under the Loan Documents, Borrower agrees that none of the following shall be done, unless each Lender shall otherwise consent in writing.

           6.1 Liquidation, Merger, Sale of Assets. Borrower shall not, and shall cause its Material Subsidiaries not to (a) liquidate or dissolve, (b) enter into any material merger or consolidation except that any Material subsidiary may merge or consolidate into any other Subsidiary or into Borrower, nor (c) sell, lease, or dispose of such portion of their business or assets (excepting sales of goods in the ordinary course of business) as constitutes in the reasonable opinion of Agent a substantial portion thereof; provided, that, notwithstanding this provision, Borrower shall be permitted to sell its accounts receivable generated from Outsourcing Contracts.

           6.2 Indebtedness, Guaranties, Etc. Borrower shall not, and shall cause its Subsidiaries not to, create, incur, assume, permit to exist, or otherwise become committed for any Indebtedness, nor assume, guaranty, endorse or otherwise become directly or contingently liable for, nor obligated to purchase, pay or provide funds for payment of, any obligation or Indebtedness of any other person, except by endorsement of negotiable instruments for deposit or collection or by similar transactions in the ordinary course of business. Notwithstanding the foregoing, Borrower and its Subsidiaries may incur long-term Indebtedness, Subordinated Debt, and nonrecourse indebtedness without limit; may obtain performance bonds in an unlimited amount to support its obligations and those of its Subsidiaries with regard to Outsourcing Contracts; and shall in addition be permitted to incur and guaranty outstanding Indebtedness not exceeding $15,000,000 in the aggregate (excluding performance bond obligations), and Borrower and any Subsidiary may guaranty the Indebtedness of one another.

           6.3 Liens. Borrower shall not, and shall cause its Material Subsidiaries not to, create, assume or suffer to exist any Lien except (i) Liens in favor of Agent, (ii) a Lien to Pentzer Development Company in the original principal amount of $5,600,000 to finance acquisition of Borrower's corporate headquarters and manufacturing facility in Spokane, Washington, (iii) Liens on fixed assets used in carrying out Outsourcing Contracts, (iv) Liens on accounts receivable generated from Outsourcing Contracts, (v) Liens to secure Indebtedness for the deferred price of property, but only if they are limited to such property and its proceeds and do not exceed 80% of the fair market value thereof (or,in the case of purchase money financing for personal property, do not exceed 100% of the fair market value thereof), and (vi) other Liens securing obligations not exceeding $3,000,000 in the aggregate.

           6.4 Operations. Borrower shall not, and shall cause its Material Subsidiaries not, to engage in any activity which is substantially different from or unrelated to their present business activities nor discontinue any portion of their present business activities which constitutes a substantial portion thereof.

           6.5 Permissible Loans. Borrower shall not make any loan or advance to any Person other than (a) advances made in the ordinary course of business; (b) loans to Subsidiaries, and to joint ventures of which Borrower is a partner, not exceeding $15,000,000 in the aggregate; and (c) loans to Subsidiaries in any amount if such Subsidiary provides to Lender prior to the disbursement of such loan a limited guaranty of the Obligations, in the form of Exhibit E hereto, limited in principal amount to the principal amount of such loan. Upon repayment to Borrower of any such Subsidiary loan, Lender shall, upon request by Borrower, release such guaranty.

           6.6 Contracts. Borrower shall not, and shall cause its Material Subsidiaries not to, enter into any significant contracts or other agreements except in the usual course of its business.

           6.7 Securities. Borrower shall not, and shall cause its Material Subsidiaries not to, issue, sell, or otherwise distribute any stock, bond, note, or debenture or other security of Borrower and its Subsidiaries except (i) common or preferred stock (or warrants or options therefor), (ii) notes or other debt instruments evidencing Indebtedness permitted by this Agreement, and (iii) securities of any Subsidiary that are issued to Borrower.

           6.8        ERISA Compliance.  Neither Borrower nor any Plan will:

                      (a) engage in any "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA);

                      (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived;

                      (c) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA; or

                      (d) violate state or federal securities laws applicable to any Plan which may result in material liability to Borrower or any member of the Controlled Group.

           6.9 Payments on Subordinated Debt; Prepayments of Indebtedness. Borrower will not make any payments on Subordinated Debt or prepayments of principal of any Indebtedness during any period when there are loans outstanding and a Potential Event of Default or an Event of Default has occurred and is continuing or would be caused by such act. Additionally, Borrower shall not at any time when there are Loans outstanding, repay any Subordinated Debt which, at the end of the preceding calendar quarter, was necessary to Borrower's compliance with Section 5.13.

                                   ARTICLE 7
                               EVENTS OF DEFAULT

           7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

                      (a) Payment Default. Borrower shall fail to pay, within five (5) calendar days of when due, any amount of principal of or interest on any Loan or Note or any commitment fees due hereunder or, within 30 days after notice from Agent, any other amount payable to Agent or Lenders hereunder; or

                      (b) Breach of Warranty. Any representation or warranty made by Borrower in any Loan Document shall prove to have been incorrect in any material respect when made and shall prove to be material in any respect when discovered; or

                      (c) Breach of Certain Covenants. Any provision of Sections 5.2 or 6.1 shall not have been complied with; or

                      (d) Breach of Other Covenants. Any other covenant or obligation of Borrower in any Loan Document, except Section 5.7 of this Agreement to the extent Section 5.7 relates to delinquent Indebtedness, shall not have been complied with and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Borrower by Agent; provided that Lenders shall not unreasonably or arbitrarily withhold consent to an extension of such period if corrective action is initiated within such period and is being diligently pursued by Borrower; or

                      (e) Cross-default. Borrower or any Subsidiary shall fail in respect of Indebtedness having an aggregate outstanding balance of $500,000 (i) to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any such Indebtedness (except any Loan) or any interest or premium thereon and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Indebtedness and required to be performed and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of such Indebtedness, or (iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by regularly scheduled required prepayment) prior to the stated maturity thereof; or

                      (f) Voluntary Bankruptcy, Etc. Borrower or any Subsidiary shall: (1) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United State Code, as now constituted or hereafter amended; or (2) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

                      (g) Involuntary Bankruptcy, Etc. An order for relief shall be entered against Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed within 90 days; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors,, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of Borrower or any Subsidiary or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs, or upon the expiration of 120 days after the filing of any involuntary petition against it seeking any of the relief specified in Section 7.1(f) or this Section 7.1(g) without the petition being dismissed prior to that time; or

                      (h) Insolvency, Etc. Borrower or any Subsidiary shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Borrower or any Subsidiary, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Borrower or any Subsidiary; or

                      (i) Judgment. A final judgment or order for the payment of money in excess of $250,000 shall be rendered against Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and in effect for a period of 90 consecutive days without having been appealed and stayed; or

                      (j) Condemnation. Such portion of the property of Borrower or any Subsidiary as in the opinion of Agent constitutes a substantial portion shall be condemned, seized or appropriated, and such condemnation, seizure or appropriation shall be likely to have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole; or

                      (k) Other Government Action. Any act of any Governmental Authority shall (in the opinion of Agent) deprive Borrower or any Subsidiary of any right, privilege or franchise, or restrict the exercise thereof, the deprivation or restriction of which shall have a material adverse effect on the business, operations or financial condition of the enterprise comprised of Borrower and its Subsidiaries taken as a whole, and such act shall not be revoked or rescinded within sixty (60) days after it shall have become effective or within thirty (30) days after notice from Agent, whichever first occurs; or

                      (l) ERISA. Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) of ERISA), having aggregate unfunded vested liabilities in excess of $500,000 shall be filed under Title IV of ERISA by Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans.

           7.2 Consequences of Default. If any Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, Agent will at the request of both Lenders immediately terminate the Commitments and, if any Loan shall have been made, Agent will at the request of both Lenders declare the principal of and the interest on any Loan and any Note and all other sums payable by Borrower hereunder or thereunder to be immediately due and payable, whereupon the same shall become immediately due and payable without protest, presentment, notice or demand, all of which Borrower expressly waives.


                                   ARTICLE 8
                                     AGENT

           8.1 Authorization and Action. Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for in this Agreement, including enforcement or collection of the Notes, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of both Lenders, except that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Each Lender and holder of a Note shall execute and deliver such additional instruments, including powers of attorney in favor of Agent, as may be required by applicable law to enable Agent to exercise its powers hereunder.

           8.2        Duties and Obligations.

                      (a) Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (i) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment thereof signed by such payee and a written agreement of the assignee that it is bound hereby as it would have been had it been an original party hereto, in each case in form satisfactory to Agent; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or in any instrument or document furnished pursuant hereto; (iv) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of this Agreement on the part of Borrower or as to the use of the proceeds of any Loan or, unless the officers of Agent active in their capacity as officers of Agent on Borrower's account have actual knowledge thereof or have been notified in writing thereof by a Lender, the existence or possible existence of any Potential Event of Default or any Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement or of any instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect to this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of Borrower deemed to be made hereunder;

                      (b) Agent will account to each Lender for its Pro Rata Share of payments of principal, interest and commitment fees received by Agent from Borrower and will remit to Lenders entitled thereto all of the payments received hereunder from Borrower for the account of Lenders. Agent will transmit to each Lender copies of documents received from Borrower or others pursuant to the requirements of this Agreement.

           8.3 Dealings Between Agent and Borrower. With respect to its Commitment, the Loan made by it, and the Note issued to it, Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the term "Lender" shall unless otherwise expressly indicated include Agent in its individual capacity. Agent may accept deposits from, lend money to, act and generally engage in any kind of business with Borrower and any person which may do business with Borrower, all as if Agent were not Agent hereunder and without any duty to account therefor to Lenders.

           8.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

           8.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably according to their respective Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Agent under this Agreement, except any such as result from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly on demand for its ratable share of any out-of-pocket expenses, including legal fees, incurred by Agent in connection with the administration or enforcement of or the preservation of any rights under this Agreement (to the extent that Agent is not reimbursed for such expenses by Borrower).

           8.6 Successor Agent. Agent may resign at any time by giving written notice thereof to Lenders and Borrower and may be removed at any time with or without cause by both Lenders. Upon any such resignation or removal, Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agents' giving of notice of resignation or Lenders' removal of the retiring Agent, then the retiring Agent may on behalf of Lenders, appoint a successor Agent, which shall be a bank organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus of at least Twenty-Five Million Dollars ($25,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring

Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                   ARTICLE 9
                                 MISCELLANEOUS

           9.1 No Waiver; Remedies Cumulative. No failure by Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default nor prejudice the right of Agent or any Lender in the exercise of any right hereunder or thereunder, unless in the exercise of such right, all obligations of Borrower under the Loan Documents are paid in full. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

           9.2 Governing Law. This Agreement and any Note shall be governed by and construed in accordance with the laws of the State of Washington, U.S.A.

           9.3 Consent to Jurisdiction; Waiver of Immunities. Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Spokane, Spokane County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating any to Loan Document. Nothing herein shall impair the right of Agent or any Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

           9.4 Notices. All notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by telex, telecopy or telegram and shall be mailed or sent or delivered to each party at the address set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified, all such notices and communications if duly given or made shall be effective upon receipt.

           9.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns, except that Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of Lenders, and any such assignment or transfer purported to be made without such consent shall be ineffective.

           9.6 Severability. Any provision of this Agreement or any Note which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

           9.7 Conditions Not Fulfilled. If the Commitment or any portion thereof is not borrowed owing to nonfulfillment of any condition precedent specified in Article 3, neither Borrower nor either Lender shall be responsible to the others for any damage or loss by reason thereof, except that Borrower shall in any event be liable to pay the fees, taxes, and expenses for which it is obligated hereunder.

           9.8 Entire Agreement; Amendment. This Agreement comprises the entire agreement of the parties and may not be amended or modified except by written agreement of Borrower, Agent and both Lenders. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

           9.9 Conflicting Agreements. In the event of any conflict between the terms of this Agreement and the terms of any Note, the terms of this Agreement shall govern.

           9.10 Oral Agreements. Borrower is hereby given the following notice:

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized to be effective as of the date first above written.

BORROWER:                              ITRON, INC.


                                       By
                                         -----------------------------------

                                       Title
                                            --------------------------------

                                       Address:

                                       2818 N. Sullivan Road
                                       Spokane, WA  99216
                                       Attn:  Treasurer


LENDERS:                               BANK OF AMERICA NW, N.A.



                                       By
                                         -----------------------------------

                                       Title
                                            --------------------------------

                                       Address:

                                       Northwest National Division
                                       701 Fifth Avenue, 12th Floor
                                       Seattle, WA  98104
                                       Attn:  David A. Dehlendorf


LENDERS:                               WASHINGTON TRUST BANK



                                       By
                                         -----------------------------------

                                       Title
                                            --------------------------------

                                       Address:

                                       West 717 Sprague
                                       Spokane, WA  99204
                                       Attn:  David Hayward

AGENT:                                 BANK OF AMERICA NW, N.A.



                                       By
                                         -----------------------------------

                                       Title
                                            --------------------------------

                                       Address:

                                       Seafirst Agency Services
                                       701 Fifth Avenue, 16th Floor
                                       Seattle, WA  98104
                                       Attn:  Dora Brown

                                   EXHIBIT A

                          FORM OF NOTICE OF BORROWING


           Pursuant to that certain Loan Agreement dated as of July 1, 1996, (the "Loan Agreement") among Itron, Inc., as Borrower, Bank of America NW, N.A. and Washington Trust Bank as Lenders, and Bank of America NW, N.A. as Agent, Borrower requests to borrow on ___________________ _____ from Lenders on a pro rata basis $___________________ as [Prime Rate] [CD] or [LIBOR] Loans. [The Applicable Interest Period for such Loans is requested to be a _____________________ period.]*

           Borrower certifies that:

                   (i) the representations and warranties of Borrower contained in the Loan Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof;

                  (ii) no Event of Default or Potential Event of Default has occurred and is continuing under the Loan Agreement or will result from the proposed borrowing; and

                 (iii) at the end of the last calendar quarter preceding the Loan requested herein, Borrower was in compliance with Sections
5.12 and 5.13 of the Loan Agreement (applying such covenants as if the Loans being requested were outstanding as of the end of such calendar quarter) and, since the end of such calendar quarter, Borrower has not redeemed any equity or repaid any Subordinated Debt which, if it had occurred immediately prior to the end of the calendar quarter, would have resulted in a violation of Sections
5.12 or 5.13 (if there had then been Loans outstanding).



           DATED as of _______________________.

                                       ITRON, INC.



                                       By
                                         -----------------------------------

                                       Title
                                            --------------------------------




* Complete this sentence if the Loan is a CD Loan or a LIBOR Loan

                                   EXHIBIT B

                         FORM OF NOTICE OF REFINANCING

           Pursuant to that certain Loan Agreement dated as of July 1, 1996, (the "Loan Agreement") among Itron, Inc., as Borrower, Bank of America NW, N.A. and Washington Trust Bank as Lenders, and Bank of America NW, N.A. as Agent, this represents Borrower's request to [complete either (a) or (b)]:

           (a) convert $ ______________ in principal amount of Loans to _____________________ Loans on __________________, 19____; or

           (b)        continue as _______________ Loans $___________ in
principal amount of presently outstanding ____________________ Loans with an Applicable Interest Period ending on __________________, 19____.

The Applicable Interest Period for such converted or continued Loans is requested to be a ___________________ period.]*

           Borrower certifies that:

                   (i) the representations and warranties of Borrower contained in the Loan Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof;

                  (ii) no Event of Default or Potential Event of Default has occurred and is continuing under the Loan Agreement or will result from the proposed borrowing; and

                 (iii) at the end of the last calendar quarter preceding the conversion or continuation requested herein, Borrower was in compliance with Sections 5.12 and 5.13 of the Loan Agreement (applying such covenants as if the Loans being requested were outstanding as of the end of such calendar quarter) and, since the end of such calendar quarter, Borrower has not redeemed any equity or repaid any Subordinated Debt which, if it had occurred immediately prior to the end of the calendar quarter, would have resulted in a violation of Sections 5.12 or 5.13 (if there had then been Loans outstanding).

           DATED as of _______________________.



                                       ITRON, INC.


                                       By
                                         ------------------------------

                                      Title
                                           ---------------------------

* Complete this sentence if the converted or continued Loan is to be a CD Loan or a LIBOR Loan.

                                   EXHIBIT C

                             FORM OF REVOLVING NOTE

$_______________________________                            Date: July 1, 1996
                                                           Seattle, Washington


           This REVOLVING NOTE ("Note") is made pursuant to and is subject to the terms and conditions of that certain Loan Agreement dated as of July 1, 1996, (the "Loan Agreement") among Itron, Inc., as Borrower, Bank of America NW, N.A. and Washington Trust Bank as Lenders, and Bank of America NW, N.A. as Agent, for Lenders. Terms used herein that are not otherwise defined shall have the respective meanings set forth in the Loan Agreement.

           FOR VALUE RECEIVED, Borrower promises to pay to the order of _____________________________________________________________ ("Lender") the
principal amount of each Loan made by Lender to Borrower as part of such Lender's Commitment (each such loan or advance being hereinafter individually referred to as a "Lender Loan" and collectively as the "Lender Loans") on the date and in the manner set forth in the Loan Agreement.

           Borrower also hereby promises to pay to the order of Lender interest on the unpaid principal amount of each Lender Loan from the date of such Loan until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

           1. This Note evidences a revolving line of credit to Borrower from Lender, and during the Commitment Period, Borrower may borrow money from Lender in an aggregate principal amount not to exceed the sum of __________________________ Dollars ($______________) subject to the terms and conditions of the Loan Agreement. This Note is given to avoid execution of an individual promissory note for each Lender Loan. Each Lender Loan (and each conversion or continuation thereof pursuant to Section 2.5 of the Loan Agreement), whether such Loan is a CD Loan, a Prime Rate Loan or a LIBOR Loan, and, in the case of a CD Loan or a LIBOR Loan, the Applicable Interest Period and all payments made on account of the principal of the Lender Loans shall be recorded by Lender in its records; the failure to so record any such amount or any error in so recording such amount shall not, however, limit or otherwise affect the obligations of Borrower to repay the outstanding principal amount of the Lender Loans together with all interest accruing thereon.

           2. Each maker, surety, guarantor and endorser of this Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest as to this Note.





Revolving Note

           3. Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note.

           4. This Note shall be governed by, and shall be construed and enforced in accordance with the laws of the State of Washington.

           5. This Note is one of the Notes described in the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Lender Loans are made and are to be repaid. The Loan Agreement contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for the terms and conditions of principal prepayments prior to the maturity.

           6. This Note is executed and delivered concurrently with the execution of the Loan Agreement and is one of the promissory notes described in
Section 2.6 thereof.




                                       ITRON, INC.




                                       By
                                         ------------------------------

                                       Title
                                            ---------------------------





Revolving Note

                          Exhibit 1 -- PREPAYMENT FEES

    If the principal balance of this note is prepaid in whole or in part, whether by voluntary prepayment, operation of law, acceleration or otherwise, a prepayment fee, in addition to any interest earned, will be immediately payable to the holder of this note.

    The amount of the prepayment fee depends on the following:

(1) The amount by which interest reference rates as defined below have changed between the time the loan is prepaid and either a) the time the loan was made for fixed rate loans, or b) the time the interest rate last changed (repriced) for variable rate loans.
(2) A prepayment fee factor (see "Prepayment Fee Factor Schedule" on reverse).
(3) The amount of principal prepaid.

If the proceeds from a CD or time deposit pledged to secure the loan are used to prepay the loan resulting in payment of an early withdrawal penalty for the CD, a prepayment fee will not also be charged under the loan.

        DEFINITION OF PREPAYMENT REFERENCE RATE FOR VARIABLE RATE LOANS

The "Prepayment Reference Rate" used to represent interest rate levels for variable rate loans shall be the index rate used to determine the rate on this loan having maturities equivalent to the remaining period to interest rate change date (repricing) of this loan rounded upward to the nearest month. The "Initial Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time of last repricing and a new Initial Prepayment Reference Rate shall be assigned at each subsequent repricing. The "Final Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time of prepayment.

          DEFINITION OF PREPAYMENT REFERENCE RATE FOR FIXED RATE LOANS

The "Prepayment Reference Rate" used to represent interest rate levels on fixed rate loans shall be the bond equivalent yield of the average U.S. Treasury rate having maturities equivalent to the remaining period to maturity of this loan rounded upward to the nearest month. The "Initial Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time the loan was made. The "Final Prepayment Reference Rate" shall be the Prepayment Reference Rate at time of prepayment.

The Prepayment Reference Rate shall be interpolated from the yields as displayed on Page 119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said U.S. Treasury rates) on the day the loan was made (Initial Prepayment Reference Rate) or the day of prepayment (Final Prepayment Reference
Rate).

An Initial Prepayment Reference Rate of      N/A     % has been assigned to
this loan to represent interest rate levels at origination.

                         CALCULATION OF PREPAYMENT FEE

If the Initial Prepayment Reference Rate is less than or equal to the Final Prepayment Reference Rate, there is no prepayment fee.

If the Initial Prepayment Reference Rate is greater than the Final Prepayment Reference Rate, the prepayment fee shall be equal to the difference between the Initial and Final Prepayment Reference Rates (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of the loan being prepaid.





Form 51-6325: Page 1 of 2

                     EXAMPLE OF PREPAYMENT FEE CALCULATION

VARIABLE RATE LOAN: A non-amortizing 6-month LIBOR based loan with principal of $250,000 is fully prepaid with 3 months remaining until next interest rate change date (repricing). An Initial Prepayment Reference Rate of 7.0% was assigned to the loan at last repricing. The Final Prepayment Reference Rate (as determined by the 3-month LIBOR index) is 6.5%. Rates therefore have dropped 0.5% since last repricing and a prepayment fee applies. A prepayment fee factor of 0.31 is determined from Table 3 below and the prepayment fee is computed as follows:

        Prepayment Fee = (0.07 -- 0.065) x (0.31) x ($250,000) = $387.50

FIXED RATE LOAN: An amortizing loan with remaining principal of $250,000 is fully prepaid with 24 months remaining until maturity. An Initial Prepayment Reference Rate of 9.0% was assigned to the loan when the loan was made. The Final Prepayment Reference Rate (as determined by the current 24-month U.S. Treasury rate on Page 119 of Telerate) is 7.5%. Rates therefore have dropped 1.5% since the loan was made and a prepayment fee applies. A prepayment fee factor of 1.3 is determined from Table 1 below and the prepayment fee is computed as follows:

         Prepayment Fee = (0.09 -- 0.075) x (1.3) x ($250,000) = $4,875

                         PREPAYMENT FEE FACTOR SCHEDULE

                        TABLE I: FULLY AMORTIZING LOANS

Proportion of Remaining Principal Amount
Being Prepaid                                                             Months Remaining To Maturity/Repricing(1)
----------------------------------------------------------------------------------------------------------------------------------
              0         3        6        9         12       24       36       48        60       84       120       240      360
----------------------------------------------------------------------------------------------------------------------------------
90-100%       0         .21      .36      .52       .67      1.3      1.9      2.5       3.1      4.3      5.9       10.3     13.1

60-89%        0         .24      .44      .63       .83      1.6      2.4      3.1       3.9      5.4      7.5       13.2     17.0

30-59%        0         .28      .53      .78       1.02     2.0      3.0      4.0       5.0      7.0      9.9       18.5     24,4

0-29%         0         .31      .63      .92       1.22     2.4      3.7      5.0       6.3      9.0      13.4      28.3     41.8


                 TABLE II: PARTIALLY AMORTIZING (BALLOON) LOANS

Proportion of Remaining Principal Amount
Being Prepaid                                                              Months Remaining To Maturity/Repricing(1)
----------------------------------------------------------------------------------------------------------------------------
              0        3        6        9       12        24       36       48       60       84      120      240      360
----------------------------------------------------------------------------------------------------------------------------
90-100%       0       .26      .49      .71      .94      1.8      2.7      3.4      4.2      5.6      7.4      11.6     14.0

60-89%        0       .30      .59      .86     1.15      2.2      3.3      4.3      5.3      7.1      9.4      15.0     18.1

30-59%        0       .31      .63      .95     1.27      2.6      3.9      5.3      6.6      9.1      12.6     21.2     26.2

 0-29%        0       .31      .63      .95     1.27      2.6      4.0      5.4      7.0      10.2     15.7     33.4     46.0


                 TABLE III: NONAMORTIZING (INTEREST ONLY) LOANS

Proportion of Remaining Principal Amount
Being Prepaid                                                              Months Remaining To Maturity/Repricing(1)
------------------------------------------------------------------------------------------------------------------------------
               0        3        6        9       12        24       36       48       60       84      120      240      360
------------------------------------------------------------------------------------------------------------------------------
0-100%         0       .31      .61      .91     1.21      2.3      3.4      4.4      5.3      6.9      8.9      13.0     14.8


(1) For the remaining period to maturity/repricing between any two maturities/repricings shown in the above schedules, interpolate between the corresponding factors to the closest month.

The holder of this note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Obligations, or otherwise prove its actual loss, as a condition to receiving a prepayment fee as calculated above.





Form 51-6325: Page 2 of 2

                       FIRST AMENDMENT TO LOAN AGREEMENT


         This Amendment amends that certain Loan Agreement dated July 1, 1996 ("Agreement"), among Itron, Inc., as "Borrower," Bank of America NW, N.A., doing business as Seafirst Bank, and Washington Trust Bank as "Lenders," and Bank of America NW, N.A., doing business as Seafirst Bank, as "Agent." All terms defined in the Agreement shall have the same meaning when used in this Amendment, except as may be otherwise provided in this Amendment. Bank of America NW, N.A. has since merged into Bank of America National Trust and Savings Association, but continues to do business in the state of Washington as "Seafirst Bank." References to "Seafirst" or "Bank of America NW, N.A." in this Amendment and in the Agreement shall mean Bank of America National Trust and Savings Association, doing business as Seafirst Bank. For mutual consideration, the parties agree as follows:

         1. Lenders. The initial paragraph of the Agreement and the definition of "Lenders" in Section 1.1 of the Agreement are both amended to provide that "Lenders" shall be Seafirst, Washington Trust Bank, U.S. Bank of Washington, National Association, and The Bank of Nova Scotia. References in the Agreement to "both Lenders" shall be deemed references to "all Lenders."

         2. Definitions. Section 1.1 of the Agreement is amended to change the definition of "Pro Rata Share" to read as follows: "'Pro Rata Share' means 57-1/3% as to Seafirst, 9-1/3% as to Washington Trust Bank, 16-2/3% as to U.S. Bank of Washington, National Association, and 16-2/3% as to The Bank of Nova Scotia.

         3. Prime Rate. Paragraph (A) of the definition of "Prime Rate" in Section 1.1 of the Agreement is amended to read as follows:

         "the rate of interest publicly announced from time to time by Agent in San Francisco, California, as its "Reference Rate." The Reference Rate is set based on various factors, including Agent's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Agent may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate; or"

         4. Available Commitment. Section 2.1 of the Agreement is amended to change the amount "$50,000,000" in the bottom row of column two of the table set forth therein to "$75,000,000."

         5. Working Capital. The first sentence of Section 5.12 of the Agreement is amended to read as follows: "If there are Loans then outstanding, Borrower and its consolidated Subsidiaries shall have, at the end of each fiscal quarter, a ratio of current assets to current liabilities of at least
1.25 to 1."

         6. Capital Ratio. The first sentence of Section 5.13 of the Agreement is amended to read as follows: "If there are Loans then outstanding, Borrower and its consolidated Subsidiaries shall have, at the end of each fiscal quarter, a ratio of Total Liabilities to Tangible Capital of no more than 1.00 to 1, and a Tangible Capital of not less than $90,000,000."

         7. Exhibits. The forms of Exhibits A, B, and C to the Agreement shall be as shown in Exhibits A, B, and C, respectively, attached to this Amendment.

         8. Addition of Lenders. Upon execution of this Amendment, Borrower shall pay a fee of $12,500 each to U.S. Bank of Washington, National Association, and The Bank of Nova Scotia (the "New Lenders"); and the New Lenders shall each fund to Agent their respective Pro Rata Share of all outstanding Loans (with Agent to redistribute such funds to Lenders such that each Lender shall have funded its Pro Rata Share of all outstanding Loans). All outstanding LIBOR Loans shall be deemed to have been prepaid on such date, and new LIBOR Loans funded, with Applicable Interest Periods to be designated by Borrower to Agent in writing. Lenders waive all prepayment fees with regard to the prepayment described in this paragraph only.

         9. Notices. Section 9.4 of the Agreement is amended to provide that the address for each Lender shall be as set forth on the signature page of the Agreement or of any amendment thereto.

         10. Other Terms. Except as specifically amended by this Amendment, all other terms, conditions, and definitions of the Agreement shall remain in full force and effect.

         DATED as of January 15, 1997.



BORROWER:                              AGENT:

ITRON, INC.                            SEAFIRST BANK




By                                     By
  -----------------------------          -------------------------------

Title                                  Title
     --------------------------              ---------------------------


LENDERS:

SEAFIRST BANK                          WASHINGTON TRUST BANK




By                                     By
  -----------------------------          -----------------------------

Title                                  Title
     --------------------------              -------------------------


U.S. BANK OF WASHINGTON,               THE BANK OF NOVA SCOTIA
NATIONAL ASSOCIATION




By                                     By
  -----------------------------           -----------------------------

Title                                  Title
     --------------------------              --------------------------

Address for Notices:                   Address for Notices:


1420 Fifth Avenue, Floor 11            888 S.W. Fifth Ave., Suite 750
Seattle, Washington  98101             Portland, Oregon  97204
Attention:  Cathy Schalkle             Attention:  Sharon Bishop

                                   EXHIBIT A

                          FORM OF NOTICE OF BORROWING


         Pursuant to that certain Loan Agreement dated as of July 1, 1996 (the "Loan Agreement"), among Itron, Inc., as Borrower, Seafirst Bank, Washington Trust Bank, U.S. Bank of Washington, National Association, and The Bank of Nova Scotia as Lenders, and Seafirst Bank as Agent, Borrower requests to borrow on _________________________ from Lenders on a pro rata basis $_________________________ as [Prime Rate] [CD] or [LIBOR] Loans. [The
Applicable Interest Period for such Loans is requested to be a _____________________ period.]*

         Borrower certifies that:

              (i) the representations and warranties of Borrower contained in the Loan Agreement are true, correct, and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof;

             (ii) no Event of Default or Potential Event of Default has occurred and is continuing under the Loan Agreement or will result from the proposed borrowing; and

            (iii) at the end of the last calendar quarter preceding the Loan requested herein, Borrower was in compliance with Sections 5.12 and 5.13 of the Loan Agreement (applying such covenants as if the Loans being requested were outstanding as of the end of such calendar quarter) and, since the end of such calendar quarter, Borrower has not redeemed any equity or repaid any Subordinated Debt which, if it had occurred immediately prior to the end of the calendar quarter, would have resulted in a violation of Sections 5.12 or 5.13 (if there had then been Loans outstanding).

         DATED as of _______________________.



                                       ITRON, INC.



                                       By
                                         ---------------------------------

                                       Title
                                            -----------------------------




* Complete this sentence if the Loan is a CD Loan or a LIBOR Loan

                                   EXHIBIT B

                         FORM OF NOTICE OF REFINANCING

         Pursuant to that certain Loan Agreement dated as of July 1, 1996 (the "Loan Agreement"), among Itron, Inc., as Borrower, Seafirst Bank, Washington Trust Bank, U.S. Bank of Washington, National Association, and The Bank of Nova Scotia as Lenders, and Seafirst Bank as Agent, this represents Borrower's request to [complete either (a) or (b)]:

         (a) convert $ ______________ in principal amount of Loans to _____________________ Loans on __________________, 19____; or

         (b)     continue as _______________ Loans $________________ in
principal amount of presently outstanding ____________________ Loans with an Applicable Interest Period ending on __________________, 19____.

The Applicable Interest Period for such converted or continued Loans is requested to be a ___________________ period.]*

         Borrower certifies that:

              (i) the representations and warranties of Borrower contained in the Loan Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof;

             (ii) no Event of Default or Potential Event of Default has occurred and is continuing under the Loan Agreement or will result from the proposed borrowing; and

            (iii) at the end of the last calendar quarter preceding the conversion or continuation requested herein, Borrower was in compliance with Sections 5.12 and 5.13 of the Loan Agreement (applying such covenants as if the Loans being requested were outstanding as of the end of such calendar quarter) and, since the end of such calendar quarter, Borrower has not redeemed any equity or repaid any Subordinated Debt which, if it had occurred immediately prior to the end of the calendar quarter, would have resulted in a violation of Sections 5.12 or 5.13 (if there had then been Loans outstanding).

         DATED as of _______________________.



                                       ITRON, INC.


                                       By
                                         -----------------------------------

                                       Title
                                             -------------------------------

* Complete this sentence if the converted or continued Loan is to be a CD Loan or a LIBOR Loan.

                                   EXHIBIT C

                             FORM OF REVOLVING NOTE

$_______________________________                        Date: January 15, 1997
                                                           Seattle, Washington


         This REVOLVING NOTE ("Note") is made pursuant to and is subject to the terms and conditions of that certain Loan Agreement dated as of July 1, 1996, as subsequently amended (the "Loan Agreement"), among Itron, Inc., as Borrower, Seafirst Bank, Washington Trust Bank, U.S. Bank of Washington, National Association, and The Bank of Nova Scotia as Lenders, and Seafirst Bank as Agent, for Lenders. Terms used herein that are not otherwise defined shall have the respective meanings set forth in the Loan Agreement.

         FOR VALUE RECEIVED, Borrower promises to pay to the order of
__________________________________________________________________________
("Lender") the principal amount of each Loan made by Lender to Borrower as part of such Lender's Commitment (each such loan or advance being hereinafter individually referred to as a "Lender Loan" and collectively as the "Lender Loans") on the date and in the manner set forth in the Loan Agreement.

         Borrower also hereby promises to pay to the order of Lender interest on the unpaid principal amount of each Lender Loan from the date of such Loan until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

         1. This Note evidences a revolving line of credit to Borrower from Lender, and during the Commitment Period, Borrower may borrow money from Lender in an aggregate principal amount not to exceed the sum of __________________________ Dollars ($______________) subject to the terms and conditions of the Loan Agreement. This Note is given to avoid execution of an individual promissory note for each Lender Loan. Each Lender Loan (and each conversion or continuation thereof pursuant to Section 2.5 of the Loan Agreement), whether such Loan is a CD Loan, a Prime Rate Loan or a LIBOR Loan, and, in the case of a CD Loan or a LIBOR Loan, the Applicable Interest Period and all payments made on account of the principal of the Lender Loans shall be recorded by Lender in its records; the failure to so record any such amount or any error in so recording such amount shall not, however, limit or otherwise affect the obligations of Borrower to repay the outstanding principal amount of the Lender Loans together with all interest accruing thereon.

         2. Each maker, surety, guarantor and endorser of this Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest as to this Note.

         3. Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note.

         4. This Note shall be governed by, and shall be construed and enforced in accordance with the laws of the State of Washington.

         5. This Note is one of the Notes described in the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Lender Loans are made and are to be repaid. The Loan Agreement contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for the terms and conditions of principal prepayments prior to the maturity.





Revolving Note

         6. This Note is executed and delivered concurrently with the execution of the Loan Agreement and is one of the promissory notes described in
Section 2.6 thereof.




                                       ITRON, INC.




                                       By
                                         ----------------------------------

                                       Title
                                             ------------------------------





Revolving Note

                          Exhibit 1 -- PREPAYMENT FEES

    If the principal balance of this note is prepaid in whole or in part, whether by voluntary prepayment, operation of law, acceleration or otherwise, a prepayment fee, in addition to any interest earned, will be immediately payable to the holder of this note.

    The amount of the prepayment fee depends on the following:

(1) The amount by which interest reference rates as defined below have changed between the time the loan is prepaid and either a) the time the loan was made for fixed rate loans, or b) the time the interest rate last changed (repriced) for variable rate loans.
(2) A prepayment fee factor (see "Prepayment Fee Factor Schedule" on reverse).
(3) The amount of principal prepaid.

If the proceeds from a CD or time deposit pledged to secure the loan are used to prepay the loan resulting in payment of an early withdrawal penalty for the CD, a prepayment fee will not also be charged under the loan.

        DEFINITION OF PREPAYMENT REFERENCE RATE FOR VARIABLE RATE LOANS

The "Prepayment Reference Rate" used to represent interest rate levels for variable rate loans shall be the index rate used to determine the rate on this loan having maturities equivalent to the remaining period to interest rate change date (repricing) of this loan rounded upward to the nearest month. The "Initial Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time of last repricing and a new Initial Prepayment Reference Rate shall be assigned at each subsequent repricing. The "Final Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time of prepayment.

          DEFINITION OF PREPAYMENT REFERENCE RATE FOR FIXED RATE LOANS

The "Prepayment Reference Rate" used to represent interest rate levels on fixed rate loans shall be the bond equivalent yield of the average U.S. Treasury rate having maturities equivalent to the remaining period to maturity of this loan rounded upward to the nearest month. The "Initial Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time the loan was made. The "Final Prepayment Reference Rate" shall be the Prepayment Reference Rate at time of prepayment.

The Prepayment Reference Rate shall be interpolated from the yields as displayed on Page 119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said U.S. Treasury rates) on the day the loan was made (Initial Prepayment Reference Rate) or the day of prepayment (Final Prepayment Reference
Rate).

An Initial Prepayment Reference Rate of      N/A     % has been assigned to
this loan to represent interest rate levels at origination.

                         CALCULATION OF PREPAYMENT FEE

If the Initial Prepayment Reference Rate is less than or equal to the Final Prepayment Reference Rate, there is no prepayment fee.

If the Initial Prepayment Reference Rate is greater than the Final Prepayment Reference Rate, the prepayment fee shall be equal to the difference between the Initial and Final Prepayment Reference Rates (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of the loan being prepaid.





Form 51-6325: Page 1 of 2

                     EXAMPLE OF PREPAYMENT FEE CALCULATION

VARIABLE RATE LOAN: A non-amortizing 6-month LIBOR based loan with principal of $250,000 is fully prepaid with 3 months remaining until next interest rate change date (repricing). An Initial Prepayment Reference Rate of 7.0% was assigned to the loan at last repricing. The Final Prepayment Reference Rate (as determined by the 3-month LIBOR index) is 6.5%. Rates therefore have dropped 0.5% since last repricing and a prepayment fee applies. A prepayment fee factor of 0.31 is determined from Table 3 below and the prepayment fee is computed as follows:

        Prepayment Fee = (0.07 -- 0.065) x (0.31) x ($250,000) = $387.50

FIXED RATE LOAN: An amortizing loan with remaining principal of $250,000 is fully prepaid with 24 months remaining until maturity. An Initial Prepayment Reference Rate of 9.0% was assigned to the loan when the loan was made. The Final Prepayment Reference Rate (as determined by the current 24-month U.S. Treasury rate on Page 119 of Telerate) is 7.5%. Rates therefore have dropped 1.5% since the loan was made and a prepayment fee applies. A prepayment fee factor of 1.3 is determined from Table 1 below and the prepayment fee is computed as follows:

         Prepayment Fee = (0.09 -- 0.075) x (1.3) x ($250,000) = $4,875

                         PREPAYMENT FEE FACTOR SCHEDULE

                        TABLE I: FULLY AMORTIZING LOANS

Proportion of Remaining Principal Amount
Being Prepaid                                                             Months Remaining To Maturity/Repricing(1)
-----------------------------------------------------------------------------------------------------------------------------------
               0         3        6        9         12       24       36       48        60       84       120       240      360
-----------------------------------------------------------------------------------------------------------------------------------
90-100%        0         .21      .36      .52       .67      1.3      1.9      2.5       3.1      4.3      5.9       10.3     13.1

60-89%         0         .24      .44      .63       .83      1.6      2.4      3.1       3.9      5.4      7.5       13.2     17.0

30-59%         0         .28      .53      .78       1.02     2.0      3.0      4.0       5.0      7.0      9.9       18.5     24,4

0-29%          0         .31      .63      .92       1.22     2.4      3.7      5.0       6.3      9.0      13.4      28.3     41.8


                 TABLE II: PARTIALLY AMORTIZING (BALLOON) LOANS

Proportion of Remaining Principal Amount
Being Prepaid                                                              Months Remaining To Maturity/Repricing(1)
-----------------------------------------------------------------------------------------------------------------------------
              0        3        6        9       12        24       36       48       60       84      120      240      360
-----------------------------------------------------------------------------------------------------------------------------
90-100%       0       .26      .49      .71      .94      1.8      2.7      3.4      4.2      5.6      7.4      11.6     14.0
60-89%        0       .30      .59      .86     1.15      2.2      3.3      4.3      5.3      7.1      9.4      15.0     18.1
30-59%        0       .31      .63      .95     1.27      2.6      3.9      5.3      6.6      9.1      12.6     21.2     26.2
 0-29%        0       .31      .63      .95     1.27      2.6      4.0      5.4      7.0      10.2     15.7     33.4     46.0


                 TABLE III: NONAMORTIZING (INTEREST ONLY) LOANS

Proportion of Remaining Principal Amount
Being Prepaid                                                              Months Remaining To Maturity/Repricing(1)
-----------------------------------------------------------------------------------------------------------------------------
              0        3        6        9       12        24       36       48       60       84      120      240      360
-----------------------------------------------------------------------------------------------------------------------------
0-100%        0       .31      .61      .91     1.21      2.3      3.4      4.4      5.3      6.9      8.9      13.0     14.8


1   For the remaining period to maturity/repricing between any two maturities/repricings shown in the above schedules, interpolate between the corresponding factors to the closest month.

The holder of this note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Obligations, or otherwise prove its actual loss, as a condition to receiving a prepayment fee as calculated above.





Form 51-6325: Page 2 of 2